Exhibit 99



      Viad Corp Announces Full Year and Fourth Quarter Results;
    Full Year Income from Continuing Operations of $1.64 per Share

    PHOENIX--(BUSINESS WIRE)--Feb. 3, 2006--Viad Corp (NYSE:VVI):

    --  Fourth Quarter Income from Continuing Operations of $0.16 per
        Share

    --  Viad to Repurchase up to 1 Million Shares

    Viad Corp (NYSE:VVI) today announced full year 2005 revenue of $826.3 million, segment operating income of $64.2 million, and income from continuing operations of $36.5 million, or $1.64 per diluted share. Income before impairment losses was $37.0 million, or $1.66 per diluted share, as compared to $23.3 million, or $1.07 per diluted share, in 2004 and the company's prior guidance of $1.38 to $1.42 per diluted share. Viad's 2005 full year results included favorable tax settlements of $4.7 million, or $0.21 per diluted share.
    Fourth quarter 2005 revenue was $158.6 million, segment operating income was $2.8 million and income from continuing operations was $3.6 million, or $0.16 per diluted share. This compares favorably to Viad's 2004 loss before impairment losses of $6.0 million, or a loss of $0.27 per diluted share. Viad's 2005 fourth quarter results included favorable tax settlements of $2.7 million, or $0.12 per diluted share.
    Viad Corp also announced its intent, under a recent authorization by its board of directors, to repurchase up to one million shares of common stock of the corporation from time to time at prevailing prices in the open market. This is in addition to an existing authorization to repurchase common stock for the purpose of replacing common stock issued upon exercise of stock options and in connection with other stock compensation plans.
    Robert H. Bohannon, chairman, president and chief executive officer said, "For the full year, we realized 59 percent growth in income before impairment losses as compared to 2004. Excluding the favorable tax settlements of $4.7 million in 2005 and $2.4 million in 2004, this growth rate was 55 percent. Our 2005 fourth quarter results were also significantly better than the 2004 fourth quarter. The strong year-over-year operating growth was driven mainly by improved profitability at Exhibitgroup/Giltspur. All of our operating companies performed well during 2005."
    Bohannon added, "During 2005, our cash balances grew by $37.6 million to $152.6 million. We continue to evaluate the best uses of our cash to maximize shareholder value and total shareholder return. Today's announcement concerning our plan to repurchase up to one million common shares increases our flexibility to accomplish this objective. As I've said before, our first priority for capital deployment is a strategic acquisition and this has not changed. With $152.6 million in cash and only $17.4 million in debt, we believe that today's announcement regarding share repurchases will not preclude us from making such an acquisition. Share repurchases continue to be our first priority after acquisitions. Given the strength of our balance sheet and the fact that our cash balances continue to grow, we believe it is prudent now to repurchase some shares."

    Fourth Quarter and Full Year 2005 Financial Highlights

    Highlights of the 2005 full year and fourth quarter, compared to full year and fourth quarter 2004 results, are presented below.
-0-
*T
                                            2005      2004     Change
                                          -------   -------   --------
                                           ($ in millions)
Revenue                                   $ 826.3   $ 785.7       5.2%
Segment operating income                  $  64.2   $  53.4      20.3%
Operating margins (Note A)                    7.8%      6.8%   100 bps
Income before impairment losses (Note B)  $  37.0   $  23.3      59.0%
Net income (loss) (Note C)                $  37.8   $ (56.0)       (a)
Adjusted EBITDA (Note B)                  $  77.4   $  61.4      26.1%
Cash from operations                      $  49.9   $  35.6      39.9%
Free cash flow (Note B)                   $  26.3   $  19.4      35.5%

                                          Q4 2005   Q4 2004    Change
                                          -------   -------   --------
                                           ($ in millions)
Revenue                                   $ 158.6   $ 152.1       4.2%
Segment operating income (loss)           $   2.8   $  (5.2)       (a)
Operating margins (Note A)                    1.8%     -3.4%   520 bps
Income (loss) before impairment losses
 (Note B)                                 $   3.6   $  (6.0)       (a)
Net income (loss) (Note C)                $   3.7   $  (4.5)       (a)
Adjusted EBITDA (Note B)                  $   5.6   $  (2.0)       (a)
Cash from operations                      $  15.5   $   2.8        (a)
Free cash flow (outflow) (Note B)         $   8.5   $  (4.1)       (a)

(a) Change is greater than +/- 100 percent.

(A) For operating margins, the change from the prior year period is presented in basis points.

(B) Income before impairment losses is defined by Viad as income from continuing operations before the after-tax effects of impairment losses. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before impairment losses, Adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

    These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to income before impairment losses, of net income to Adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

(C) Net income includes after tax impairment losses of $508,000 in the 2005 third quarter relating to assets damaged as a result of Hurricane Katrina, and $776,000 and $81.6 million in the 2004 fourth quarter and full year, respectively, relating to goodwill and intangible assets at Exhibitgroup/Giltspur. Net income also includes income from discontinued operations of $80,000 and $1.2 million in the 2005 fourth quarter and full year, respectively, relating primarily to favorable tax settlements, and $2.3 million in the 2004 fourth quarter and full year relating to tax matters associated with sold operations.

*T

    At the end of the fourth quarter 2005:

    --  Cash and cash equivalents were $152.6 million.

    --  Debt totaled $17.4 million, with a debt-to-capital ratio of
        4.1 percent.

    GES Exposition Services (GES)

    For the fourth quarter of 2005, GES' revenue was $99.6 million, up $1.3 million or 1.3 percent from $98.4 million in the fourth quarter of 2004. Fourth quarter segment operating loss was $869,000, improved from a loss of $3.0 million in 2004. Full year revenue was $568.0 million, up $27.9 million or 5.2 percent from $540.1 million in 2004. Full year segment operating income was $43.6 million, as compared to $43.3 million in 2004.
    Bohannon said, "GES had a good year despite facing several challenges, including lower freight density, high fuel costs, and the disruption of exhibition and event activity caused by Hurricane Katrina. Strong revenue growth, driven by the Products and Services group, continued improvement in the exhibition and event industry and productivity improvements helped to offset the impact of these challenges. Overall, 2005 was another solid year for GES."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's fourth quarter revenue was $52.1 million, up $4.8 million or 10.2 percent from $47.3 million in the fourth quarter of 2004. Segment operating income was $4.6 million, as compared to a loss of $1.8 million in the 2004 fourth quarter. Full year revenue was $184.3 million, up $6.2 million or 3.5 percent from $178.1 million in 2004. Full year segment operating income was $511,000, an improvement of $10.2 million as compared to a loss of $9.6 million in 2004.
    Bohannon said, "We are very pleased with Exhibitgroup's profitable results in 2005 and the substantial improvement over 2004. As a result of Exhibitgroup's efforts to increase the profitability of its show service offerings and to drive continued productivity improvements, operating results improved by $10.2 million on a revenue increase of $6.2 million. The revenue growth over 2004 is also significant in that it represents the first year of growth since 2000. This is very encouraging."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2005 fourth quarter was $6.8 million, as compared to $6.5 million in the fourth quarter of 2004. Fourth quarter segment operating loss was $930,000, as compared to a loss of $501,000 in the 2004 fourth quarter. Full year revenue was $73.9 million, up $6.5 million or 9.6 percent from $67.5 million in 2004. Segment operating income was $20.1 million with operating margins of 27.2 percent, as compared to 2004 operating income of $19.8 million and operating margins of 29.3 percent.
    Bohannon said, "Brewster and Glacier Park, Inc. both realized strong revenue growth in 2005. This was driven mainly by increased occupancy at Brewster's Mount Royal Hotel and at Glacier Park's lodges and inns, as well as an increase in passenger volume at Brewster's Banff Gondola. While operating income growth was modest as the result of higher fuel costs and certain maintenance expenses, operating margins of 27.2 percent were still very strong."

    2006 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release. The following guidance does not reflect any share repurchases but does reflect the adoption of Statement of Financial Accounting Standards No. 123R (SFAS 123R). SFAS 123R is effective for Viad beginning January 1, 2006 and requires that all share-based compensation awards be measured at fair value at the date of grant and expensed over their vesting or service periods.

    Full Year 2006

    Viad has increased its full year guidance based upon a more favorable outlook for Exhibitgroup. Full year income per diluted share, including expected stock option expense of $0.06 per share, is now expected to be in the range of $1.49 to $1.60, an increase from the company's prior guidance of $1.45 to $1.56 per share. This compares to 2005 income before impairment losses of $1.66 per share (which included $0.21 per share of favorable tax settlements and did not reflect the adoption of SFAS 123R). The guidance range for 2006 assumes an effective tax rate of 39 percent, as compared to the 2005 effective tax rate on income before impairment losses of 29.7 percent.
    Revenue is expected to increase by a mid-single digit rate from the 2005 amount of $826.3 million. Segment operating income is expected to increase by a mid to high-single digit rate from $64.2 million in 2005. This growth is expected to be driven by improved results at all of Viad's operating companies.
    Show rotation is not expected to have a meaningful impact on full year 2006 revenues, but is expected to impact Viad's quarterly revenues. For the first quarter, show rotation at GES is expected to negatively impact revenues by about $22 million. In the second quarter, positive show rotation revenue at GES is expected to essentially offset negative show rotation revenue at Exhibitgroup. For the third quarter, Viad expects positive show rotation at both GES and Exhibitgroup totaling about $34 million in revenue. Fourth quarter show rotation at GES is expected to negatively impact revenues by about $7 million.

    First Quarter 2006

    For the first quarter, Viad's income per diluted share, including expected stock option expense of $0.02 per share, is expected to be in the range of $0.35 to $0.43. This compares to income from continuing operations of $0.56 per share in the 2005 first quarter (which did not reflect the adoption of SFAS 123R). Revenue is expected to decrease by a high-single digit to low-teens rate from the 2005 amount of $249.5 million. Segment operating income is expected to decrease by $5 million to $8 million from $22.8 million in 2005, primarily due to negative show rotation at GES.
    Implicit within this guidance, are the following segment revenue and operating income expectations.
-0-
*T
                                                        Segment
                                Segment            Operating Income
                                Revenue                  (Loss)
                         ----------------------    -------------------
                           low-end     high-end     low-end   high-end
                                        ($ in millions)

 GES                     $180.0   to    $ 190.0    $ 18.5  to  $ 20.5
 Exhibitgroup            $ 33.0   to    $  38.0    $ (2.5) to  $ (1.0)
 Travel & Recreation     $  4.5   to    $   5.0    $ (2.0) to  $ (1.5)
-----------------------   -------------  --------   ----------  ------
*T

    Bohannon said, "Overall, 2005 was a great year for Viad. We realized very strong growth in segment operating income as the result of successful revenue initiatives that led to both incremental revenue and increased profitability as well as continued improvement in the industries we serve. Our 2005 earnings also benefited from favorable tax settlements. We look forward to continued strong results in 2006 under Paul Dykstra's leadership."
    Dykstra added, "2005 was indeed a great year. We continue to see improvement in the exhibition and event industry and we are executing very well internally to drive revenue growth and increased profitability. Our goal is to carry this momentum into 2006. Our guidance for 2006 anticipates continued growth across all of our operating companies. We have now seen two consecutive quarters of growth in exhibit construction revenue mix, and we are cautiously optimistic that we will continue to see growth going forward. However, because we don't have good visibility over exhibit construction revenue, our guidance for Exhibitgroup assumes only a modest increase in revenue. Given the productivity improvements that Exhibitgroup has realized, we should have great upside if we can drive more revenue through that business."

    Conference Call and Webcast

    Viad Corp will hold a conference call with investors and analysts for a review of fourth quarter and full year 2005 results on Friday, February 3, 2006 at 9 a.m. (EST). To join the live conference call, dial 800-500-0177, passcode 4607853, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at 888-203-1112, passcode 4607853, or visit the Viad
Web site and link to a replay of the webcast.

    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of
Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, and the realization of restructuring cost savings. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.


                      VIAD CORP AND SUBSIDIARIES
              TABLE ONE - QUARTERLY AND FULL YEAR RESULTS
                              (UNAUDITED)




                      Three months ended            Year ended
                         December 31,              December 31,
                 --------------------------  -------------------------
(000 omitted,
 except per
 share data)        2005      2004     %       2005      2004     %
                  --------  -------- ------  --------  -------- ------

Revenues
(Note A)         $158,574  $152,143    4.2% $826,254  $785,657    5.2%
                  ========  ======== ======  ========  ======== ======


Segment operating
 income (loss)
 (Note A)        $  2,791  $ (5,232)   (a)  $ 64,213  $ 53,381   20.3%
Corporate
 activities and
 minority
 interests         (3,785)   (4,941)  23.4%  (13,654)  (15,383)  11.2%
Restructuring
 recoveries
 (charges), net
 (Note B)             150       463  -67.6%      743    (1,240)   (a)
Impairment
 losses (Note C)        -    (1,291)   (a)      (843)  (88,699)  99.0%
Net interest
 income (expense)     621       (42)   (a)     1,381    (1,042)   (a)
                  --------  -------- ------  --------  -------- ------
Income (loss)
 before income
 taxes               (223)  (11,043)  98.0%   51,840   (52,983)   (a)
Income tax
 (expense)
 benefit            3,855     4,248   -9.3%  (15,326)   (5,346)   (a)
                  --------  -------- ------  --------  -------- ------
Income (loss)
 from continuing
 operations         3,632    (6,795)   (a)    36,514   (58,329)   (a)
Income from
 discontinued
 operations
 (Note D)              80     2,327  -96.6%    1,240     2,327  -46.7%
                  --------  -------- ------  --------  -------- ------
Net income
 (loss)          $  3,712  $ (4,468)   (a)  $ 37,754  $(56,002)   (a)
                  ========  ======== ======  ========  ======== ======

Diluted income (loss) per
 common share:
 Income (loss)
  from continuing
  operations     $   0.16  $  (0.31)   (a)  $   1.64  $  (2.68)   (a)
 Income from
  discontinued
  operations         0.01      0.10  -90.0%     0.06      0.10  -40.0%
                  --------  -------- ------  --------  -------- ------
 Net income
  (loss) per
  share          $   0.17  $  (0.21)   (a)  $   1.70  $  (2.58)   (a)
                  ========  ======== ======  ========  ======== ======

Basic income
 (loss) per
 common share:
 Income (loss)
  from continuing
  operations     $   0.16  $  (0.31)   (a)  $   1.65  $  (2.68)   (a)
 Income from
  discontinued
  operations         0.01      0.10  -90.0%     0.06      0.10  -40.0%
                  --------  -------- ------  --------  -------- ------
 Net income
  (loss) per
  share          $   0.17  $  (0.21)   (a)  $   1.71  $  (2.58)   (a)
                  ========  ======== ======  ========  ======== ======

Common shares treated as
 outstanding for net
 income per share
 calculations:

 Weighted-
  average
  outstanding
  shares           22,195    21,786    1.9%   22,070    21,741    1.5%
                  ========  ======== ======  ========  ======== ======

 Weighted-average
  outstanding and
  potentially
  dilutive shares  22,374    21,786    2.7%   22,253    21,741    2.4%
                  ========  ======== ======  ========  ======== ======

(a) Change is greater than +/- 100 percent.


                      VIAD CORP AND SUBSIDIARIES
         TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS
                              (UNAUDITED)

(A) Reportable Segments

                         Three months ended           Year ended
                            December 31,              December 31,
                  --------------------------  ------------------------
(000 omitted)        2005      2004     %       2005      2004     %
                   --------  -------- ------  --------  -------- -----

Revenues:
  GES Exposition
   Services       $ 99,645  $ 98,385    1.3% $568,006  $540,085   5.2%
  Exhibitgroup/
   Giltspur         52,087    47,278   10.2%  184,315   178,112   3.5%
  Travel and
   Recreation
   Services          6,842     6,480    5.6%   73,933    67,460   9.6%
                   --------  -------- ------  --------  -------- -----
                  $158,574  $152,143    4.2% $826,254  $785,657   5.2%
                   ========  ======== ======  ========  ======== =====

Segment operating
 income (loss):
  GES Exposition
   Services       $   (869) $ (2,963)  70.7% $ 43,572  $ 43,262   0.7%
  Exhibitgroup/
   Giltspur          4,590    (1,768)   (a)       511    (9,648)  (a)
  Travel and
   Recreation
   Services           (930)     (501) -85.6%   20,130    19,767   1.8%
                   --------  -------- ------  --------  -------- -----
                  $  2,791  $ (5,232)   (a)  $ 64,213  $ 53,381  20.3%
                   ========  ======== ======  ========  ======== =====

(a) Change is greater than +/- 100 percent.

(B) Restructuring Charges and Recoveries -- In the fourth quarter of 2005, Viad reversed $150,000 ($87,000 after-tax) of restructuring reserves related to certain lease costs that were less than previous estimates. Additionally, in the first, second and third quarters of 2005, an aggregate $593,000 ($351,000 after-tax) of restructuring reserves was also reversed. In 2004, Viad recorded restructuring charges of $853,000 ($530,000 after-tax) primarily related to planned employee reductions and $850,000 ($530,000 after-tax) related to the consolidation of leased office space. Reversals of restructuring reserves of $463,000 ($297,000 after-tax) were recorded in the fourth quarter of 2004.

(C) Impairment Losses -- In the third quarter of 2005, GES' operations in New Orleans were severely impacted by Hurricane Katrina and the related events that occurred. Management has made an estimate of the damage to GES' New Orleans property and has recorded an asset impairment loss related to the net book value of fixed assets and inventory of $843,000 ($508,000 after-tax). In the third quarter of 2004, Viad recorded impairment charges at Exhibitgroup of $80.4 million ($76.6 million after-tax) and $7.0 million ($4.2 million after-tax) related to goodwill and the intangible trademark asset, respectively. Management finalized the valuation of the trademark during the fourth quarter of 2004 and recorded an additional impairment charge of $1.3 million ($776,000 after-tax).

(D) Income from Discontinued Operations -- In the fourth quarter of 2005, Viad recorded income from discontinued operations of $80,000 due to favorable tax settlements. In the first, second and third quarters of 2005, Viad recorded aggregate income from discontinued operations of $1.2 million relating to tax matters associated with previously sold operations. In the fourth quarter of 2004, Viad recorded income from discontinued operations of $2.3 million related to tax matters associated with previously sold operations.



                      VIAD CORP AND SUBSIDIARIES
     TABLE TWO - INCOME BEFORE IMPAIRMENT LOSSES, ADJUSTED EBITDA
                          AND FREE CASH FLOW
                              (UNAUDITED)


                      Three months ended              Year ended
                          December 31,                December 31,
                   ------------------------  -------------------------
(000 omitted)         2005     2004     %      2005      2004      %
                    -------  ------- ------  --------  -------- ------

Income (loss)
 before impairment
 losses:
     Income (loss)
      from
      continuing
      operations   $ 3,632  $(6,795)   (a)  $ 36,514  $(58,329)   (a)
     Impairment
      losses, net
      of tax             -      776    (a)       508    81,607  -99.4%
                    -------  ------- ------  --------  -------- ------
     Income (loss)
      before
      impairment
      losses       $ 3,632  $(6,019)   (a)  $ 37,022  $ 23,278   59.0%
                    =======  ======= ======  ========  ======== ======

                      Three months ended             Year ended
                          December 31,               December 31,
                   ------------------------  -------------------------
(per diluted share)   2005     2004     %      2005      2004      %
                    -------  ------- ------  --------  -------- ------

Income (loss)
 before impairment
 losses:
     Income (loss)
      from
      continuing
      operations   $  0.16  $ (0.31)   (a)  $   1.64  $  (2.68)   (a)
     Impairment
      losses, net
      of tax             -     0.04    (a)      0.02      3.75  -99.5%
                    -------  ------- ------  --------  -------- ------
     Income (loss)
      before
      impairment
      losses       $  0.16  $ (0.27)   (a)  $   1.66  $   1.07   55.1%
                    =======  ======= ======  ========  ======== ======

                      Three months ended              Year ended
                          December 31,               December 31,
                   ------------------------  -------------------------
(000 omitted)         2005     2004     %      2005      2004      %
                    -------  ------- ------  --------  -------- ------

Adjusted EBITDA:
     Net income
      (loss)       $ 3,712  $(4,468)   (a)  $ 37,754  $(56,002)   (a)
     Income from
      discontinued
      operations       (80)  (2,327) -96.6%   (1,240)   (2,327) -46.7%
                    -------  ------- ------  --------  -------- ------
     Income (loss)
      from
      continuing
      operations     3,632   (6,795)   (a)    36,514   (58,329)   (a)
     Impairment
      losses             -    1,291    (a)       843    88,699   99.0%
     Interest
      expense          682      533  -28.0%    2,554     2,267  -12.7%
     Income tax
      expense
      (benefit)     (3,855)  (4,248)  -9.3%   15,326     5,346    (a)
     Depreciation
      and
      amortization   5,125    7,175   28.6%   22,113    23,370    5.4%
                    -------  ------- ------  --------  -------- ------
     Adjusted
      EBITDA       $ 5,584  $(2,044)   (a)  $ 77,350  $ 61,353   26.1%
                    =======  ======= ======  ========  ======== ======

                      Three months ended            Year ended
                          December 31,              December 31,
                   ------------------------  -------------------------
(000 omitted)         2005     2004     %      2005      2004      %
                    -------  ------- ------  --------  -------- ------

Free Cash Flow:
     Net cash
      provided by
      operating
      activities   $15,505  $ 2,836    (a)  $ 49,864  $ 35,646   39.9%
     Less:
      Capital
       expenditures (6,117)  (6,108)  -0.1%  (20,038)  (15,374) -30.3%
      Dividends
       paid           (888)    (871)  -2.0%   (3,537)     (871)   (a)
                    -------  ------- ------  --------  -------- ------
      Free cash
       flow        $ 8,500  $(4,143)   (a)  $ 26,289  $ 19,401   35.5%
                    =======  ======= ======  ========  ======== ======

(a) Change is greater than +/- 100 percent.


    CONTACT: Viad Corp
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com